Exhibit 99.1

Mawson Infrastructure Launches GPU Pilot on Decentralized AI Network

Midland, PA – October 22, 2025 (GLOBE NEWSWIRE) – Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or the “Company”), a provider of digital infrastructure for artificial intelligence (AI), high-performance computing (HPC), and digital assets, has announced the launch of a graphics processing unit (GPU) pilot program on a major, leading decentralized AI network.

“This initiative marks a strategic expansion for Mawson beyond digital asset mining into advanced computing such as AI and HPC,” said Kaliste Saloom, Interim Chief Executive Officer, General Counsel and Corporate Secretary at Mawson. “By leveraging our existing infrastructure, we aim to explore the opportunities which distributed networks can provide in response to the burgeoning demand for AI and HPC. Decentralized AI networks offer inroads to a ground-breaking field and keep innovation rapid and accessible in a spirit similar to Blockchain’s original thesis.”

The Mawson GPU pilot’s overarching objective is to build a repeatable, scalable framework that proves a path for Mawson to expand its role as an AI cloud or infrastructure provider across its U.S. sites. The initial phase of the project is an aggressive 100-day plan to retrieve performance data, evaluate project economics, and test market fit. Comprehensive analysis throughout the pilot will be executed to ensure the security, reliability, and commercial viability of our design.

This pilot project highlights Mawson’s technical and operational capacity to contribute creative and diverse solutions to a competitive and fast-changing technology ecosystem.

About Mawson Infrastructure

Mawson is a technology company that offers digital infrastructure platforms for AI, HPC and digital assets. The Company’s digital infrastructure platforms can be used to operate computing resources for a number of applications, and are offered across AI, HPC, digital assets, and other computing applications. Our innovation, technology, and operational expertise enable us to operate and optimize digital infrastructure to accelerate the digital economy. The Company has a strategy to prioritize the usage of carbon-free energy sources, including nuclear energy, to power its digital infrastructure platforms and computational machines.

Articles and recent news related to the Company are available at www.mawsoninc.com/articles. Company Presentation (Sept. 2025) is available at www.mawsoninc.com/company-presentations.

For more information, visit: https://mawsoninc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding listing matters, potential financing activities, operational plans, legal proceedings, strategy, and other future events. Words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “seek,” “may,” “will,” “estimate,” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements in this press release include, among others, statements regarding the security, reliability, and commercial viability of the Company’s GPU pilot program.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of the Company’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of digital assets, further or new regulation of digital assets and AI, the evolution of AI and HPC market and changing technologies, the slower than expected growth in demand for AI, HPC and other accelerated computing technologies than expected, the ability to timely implement and execute on AI and HPC digital infrastructure, and the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2025 and August 14, 2025, the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2025 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

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